Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Nov 30, 2001
Payment Date	Dec 17, 2001

Calculation of Interest Expense

Index (LIBOR)	2.080000%
Accrual end date, accrual beginning date and days in Interest Period	Dec 17, 2001 Nov 15, 2001 32
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	63,336,691.26	61,666,666.67	5,833,333.33	15,865,408.18
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	2.320000%	2.705000%	3.110000%
Interest/Yield Payable on the Principal Balance	130,614	148,274	16,126
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	130,614	148,274	16,126
Interest/Yield Paid	130,614	148,274	16,126

Summary

Beginning Security Balance	63,336,691	61,666,667	5,833,333	15,865,408
Beginning Adjusted Balance	63,336,691	61,666,667	5,833,333
Principal Paid	7,509,696	0	0	32,075
Ending Security Balance	55,826,995	61,666,667	5,833,333	15,863,896
Ending Adjusted Balance	55,826,995	61,666,667	5,833,333
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	69,595,446	57,759,384	964,399
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			4,218,041
Ending OC Amount as Holdback Amount				15,863,896
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.1741524	$0.8610773	$0.5321387
Principal Paid per $1000	$10.0129281	$0.0000000	$0.0000000